Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

We, Gary L. Coleman, Co-Chairman and Chief Executive Officer, Larry M. Hutchison, Co-Chairman and Chief Executive Officer and Frank M. Svoboda, Executive Vice President and Chief Financial Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)
the Annual Report on Form 10-K of the Company for the period ended December 31, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2017	/s/ Gary L. Coleman
Gary L. Coleman Co-Chairman and Chief Executive Officer

/s/ Larry M. Hutchison
Larry M. Hutchison Co-Chairman and Chief Executive Officer

/s/ Frank M. Svoboda
Frank M. Svoboda Executive Vice President and Chief Financial Officer